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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated January 23, 1998, appearing on Page F-2 of the Form 10-KSB for the year ended December 31, 1997, into this Form S-8.


/s/ Stewart, Fowler & Stalvey, P.C.
Stewart, Fowler & Stalvey, P.C.


Valdosta, Georgia
March 18, 1999